TOTAL ASIA ASSOCIATES PLT

(LLP0016837-LCA & AF002128)

 A Firm registered with US PCAOB and Malaysian MIA

C-3-1, Megan Avenue 1, 189 Off Jalan Tun Razak,

50400 Kuala Lumpur, Malaysia.

Tel: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors, PHOENIX PLUS CORP.

17/F, The Workstation,

43-45, Lyndhurst Terrace,

Central, Hong Kong

We consent to the inclusion in the Registration Statement on Form S-1 Amendment 2 of Phoenix Plus Corp. of our report date September 10, 2019, relating to our audit of the consolidated balance sheet of Phoenix Plus Corp. as of July 31, 2019 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period from date of inception on November 5, 2018 to July 31, 2019.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/Total Asia Associates PLT

TOTAL ASIA ASSOCIATES PLT KUALA LUMPUR, MALAYSIA

November 4, 2019